EXHIBIT 99.1

Sun Country Airlines Reports Fourth Quarter and Full Year 2021 Results

Q4 2021 GAAP diluted EPS of ($0.01) and operating income of $11 million

Q4 2021 Adjusted diluted EPS of $0.10(1) and adjusted operating income of $15 million (1)

FY 2021 GAAP diluted EPS of $1.31 and operating income of $107 million

FY 2021 Adjusted diluted EPS of $0.33(1) and adjusted operating income of $51 million (1)

MINNEAPOLIS.  February 7, 2022. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines”, “Sun Country”, the “Company”) (NASDAQ: SNCY) today reported financial results for its fourth quarter and full year ended December 31, 2021.

“We closed out 2021 in a very strong way,” said Jude Bricker, Chief Executive Officer of Sun Country. “The fourth quarter delivered our 5th consecutive quarter of greater than 15% adjusted EBITDAR margins and a full year adjusted net profit of $20 million or $0.33 cents per share. We also ratified a new labor agreement with our pilots, offering highly competitive pay rates, benefits and work rules, allowing Sun Country to attract the pilots we need to support our future growth. Even including the new agreement, we expect our 2022 full year adjusted CASM to be lower than our adjusted CASM in 2019. The company is in a tremendous position, and we are excited to see it outperform in 2022 and beyond.”

Overview of Fourth Quarter and Full Year

	Three Months Ended Dec 31,
(unaudited) (in millions, except per share amounts)	2021	2020	% Change
Total operating revenue	$172.6	$107.8	60.1
Operating income (loss)	10.9	(4.4)	NM
Income (loss) before income tax	0.2	(10.3)	NM
Net income (loss)	(0.6)	(8.0)	NM
Diluted earnings (loss) per share	($0.01)	($0.17)	NM

“NM” stands for not meaningful

	Three Months Ended Dec 31,
(unaudited) (in millions, except per share amounts)	2021	2020	% Change
Adjusted operating income (loss) (1)	$14.8	($3.4)	NM
Adjusted income (loss) before income tax (1)	8.0	(9.2)	NM
Adjusted net income (loss) (1)	6.2	(7.2)	NM
Adjusted diluted earnings (loss) per share (1)	$0.10	($0.15)	NM

	Twelve Months Ended Dec 31,
(unaudited) (in millions, except per share amounts)	2021	2020	% Change
Total operating revenue	$623.0	$401.5	55.2
Operating income	107.0	17.4	514.9
Income (loss) before income tax	95.4	(4.7)	NM
Net income (loss)	77.5	(3.9)	NM
Diluted earnings (loss) per share	$1.31	($0.08)	NM

	Twelve Months Ended Dec 31,
(unaudited) (in millions, except per share amounts)	2021	2020	% Change
Adjusted operating income (loss) (1)	$50.5	($40.2)	NM
Adjusted income (loss) before income tax (1)	25.4	(61.8)	NM
Adjusted net income (loss) (1)	19.8	(47.9)	NM
Adjusted diluted earnings (loss) per share (1)	$0.33	($1.02)	NM

Page 1	Sun Country, Inc. d/b/a Sun Country Airlines®

For the quarter ended December 31, 2021, Sun Country reported a net loss of $0.6 million and income before income tax of $0.2 million, on $173 million of revenue. Adjusted income before income tax for the quarter was $8 million(1). GAAP operating income during the quarter was $11 million, producing an operating margin of 6%, while adjusted operating income was $15 million(1), resulting in an adjusted operating income margin of 9%(1).

“We are very pleased to have produced a 9% adjusted operating margin and adjusted earnings of $0.10 per diluted share in a challenging fourth quarter,” said Dave Davis, President and Chief Financial Officer of Sun Country. “Similar to other airlines, our operations were challenged by harsh weather conditions and staffing outages driven by the Omicron variant. In addition, we faced a technology issue that impacted us during the peak Christmas holiday travel period. Demand was modestly softer than expected in December, which we believe to have been due to the Omicron variant. Beginning in mid-January, we have seen a very strong rebound in bookings. Despite the challenges in the fourth quarter, we exceeded our earlier revenue and earnings expectations, and fourth quarter total revenue per available seat mile (total system TRASM(2)), which excludes cargo revenue, exceeded fourth quarter 2019 TRASM by 3.4%.”

Notable Highlights

•	Ratified a new four-year agreement with our pilots that became effective in January 2022, which will serve as a key enabler of Sun Country’s growth plans
•	Announced a new five-year agreement with Caesars Entertainment to provide them with two aircraft worth of flying beginning in March 2022
•	In January 2022, we entered into letters of intent (LOI) to add five 737-800 aircraft to the Sun Country fleet in 2022. In addition to the two aircraft that were acquired in 2021 with deliveries scheduled in 2022, seven of the eight planned adds for this year have already been identified
•	Welcomed Marion Blakey to the Board of Directors

Capacity

The Company continues to grow sensibly through the recovery. Fourth quarter total available seat miles (“ASM”) decreased versus the third quarter of 2021 by 6% as a reflection of the seasonality of leisure demand and are still 12% lower than the fourth quarter of 2019 due largely to ongoing efforts to match supply to COVID-reduced demand levels. Charter activity continues to recover as block hours have grown sequentially for three consecutive quarters from the second to the fourth quarter of 2021. Charter block hours increased by 8%, and cargo block hours grew by 5% versus the third quarter of 2021. Cargo comparisons to the fourth quarter of 2020 are not meaningful as the first quarter of 2021 was the first time all twelve cargo aircraft were in service.

Revenue

For the fourth quarter of 2021, the Company reported total revenue of $173 million, which was $9 million, or 5%, higher than the fourth quarter of 2019. The Company’s scheduled service TRASM (3) of 9.3 cents in the fourth quarter of 2021 increased 5% from the fourth quarter 2019, while fourth quarter 2021 ancillary revenue of $44.05 per passenger was the highest in the company’s history.

Charter service revenue is primarily generated through service provided to collegiate and professional sports teams, the U.S. Department of Defense, casinos, and other customers. In the fourth quarter of 2021, the Company’s charter service revenue was $39 million, an increase of 15% versus $34 million in the third quarter of 2021. Charter revenue was down 21% versus the fourth quarter of 2019 due to continued weakness in military flying. The Major League Soccer and Caesars agreements signed in 2021 will ramp up meaningfully in early 2022.

Page 2	Sun Country, Inc. d/b/a Sun Country Airlines®

Cargo revenue consists of revenue earned from flying cargo aircraft under the Air Transportation Services Agreement (“ATSA”) with Amazon. In the fourth quarter of 2021, cargo revenue was $23 million, a 4% decrease versus the third quarter of 2021 due to operational issues over the holiday period. Flying under the ATSA began in May 2020.

Cost

For the fourth quarter of 2021, total GAAP operating expenses increased only 6% versus the fourth quarter of 2019, despite a 25% increase in total block hours flown. In the fourth quarter of 2021, Adjusted CASM(4) was 6.91 cents. For the full year 2021, Adjusted CASM was 6.44 cents versus 6.31 cents in 2019 while total ASMs in 2021 were 18% lower than in 2019.

Balance Sheet and Liquidity

The Company’s net debt(5) at year end 2021 was $236 million, versus $475 million at the end of 2020. Total liquidity(6) at the end of the fourth quarter was $334 million. Total liquidity increased $34 million from the end of the third quarter.

Fleet

As of December 31, 2021, the Company operated 36 aircraft in its passenger service fleet, an increase of five from the beginning of 2021. Sun Country has committed to take delivery of two more aircraft in first quarter 2022 and has executed LOI’s for an additional 5 aircraft for delivery in 2022. The Company expects to add eight or more total aircraft to its passenger fleet this year. It continues to operate 12 freighter aircraft in its cargo operation.

Guidance for First Quarter 2022

	Q1 2022	H/(L) vs Q1 2019
Total revenue - millions	$215 to $225	9% to 14%
Economic fuel cost per gallon	$2.79	24%
Adjusted Operating income margin - percentage	8% - 12%	(15.5)pp to (11.5)pp
Effective tax rate	23%
Total system ASMs - millions	1,900 to 2,000	5% to 10%

Conference Call & Webcast Details

Sun Country Airlines will host a conference call to discuss its fourth quarter and full year 2021 results at 8:30 a.m. Eastern Time on Tuesday, February 8, 2022. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call. The conference call can also be listened to live by dialing 1 (833) 458-0947 (U.S. toll free) or 1 (914) 987-7750 (U.S. toll).

Page 3	Sun Country, Inc. d/b/a Sun Country Airlines®

About Sun Country Airlines

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo CMI services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 – See additional details in the tables below in the section titled “Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin”

2 – Total system TRASM = total revenue – cargo revenue / system ASMs

3 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs

4 – Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, Special Items, non-cash management stock compensation expense, costs arising from its cargo operations (starting in 2020 when the Company launched cargo operations), certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”

5 – Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents

6 – Total liquidity = cash and cash equivalents + amount of undrawn revolver

Contacts

Investor Relations

Chris Allen

651-681-4810

IR@suncountry.com

Media

Jessica Wheeler

651-900-8400

mediarelations@suncountry.com

Page 4	Sun Country, Inc. d/b/a Sun Country Airlines®

Forward Looking Statements

This report contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this report, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:

• our strategy, outlook and growth prospects;

• our operational and financial targets and dividend policy;

• general economic trends and trends in the industry and markets; and

• the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

These forward-looking statements reflect our views with respect to future events as of the date of this report and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Prospectus included in its registration statement on Form S-1, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K.

Non-GAAP Financial Measures

We sometimes use information that is derived from the consolidated financial statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

Page 5	Sun Country, Inc. d/b/a Sun Country Airlines®

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended Dec 31,
	2021	2020	% Change
Operating Revenues:
Scheduled Service	$77,472	$33,984	128.0
Charter Service	38,820	37,148	4.5
Ancillary	30,611	15,801	93.7
Passenger	146,902	86,932	69.0
Cargo	23,344	19,317	20.8
Other	2,305	1,556	48.1
Total Operating Revenue	172,552	107,807	60.1

Operating Expenses:
Aircraft Fuel	38,480	14,015	174.6
Salaries, Wages, and Benefits	48,392	34,718	39.4
Aircraft Rent	4,314	7,613	(43.3)
Maintenance	9,925	12,173	(18.5)
Sales and Marketing	5,658	3,447	64.1
Depreciation and Amortization	14,916	12,455	19.8
Ground Handling	7,327	4,810	52.3
Landing Fees and Airport Rent	11,119	8,878	25.2
Special Items, net	—	(229)	NM
Other Operating, net	21,554	14,354	50.2
Total Operating Expenses	161,685	112,234	44.1
Operating Income	10,867	(4,428)	NM

Non-operating Income (Expense):
Interest Income	33	37	(10.8)
Interest Expense	(6,840)	(5,858)	16.8
Other, net	(3,881)	(39)	NM
Total Non-operating Income (Expense), net	(10,688)	(5,860)	82.3

Income (Loss) before Income Tax	178	(10,289)	NM
Income Tax Expense (Benefit)	781	(2,248)	NM
Net Loss	$(602)	$(8,042)	NM

Net Loss per share to common stockholders:
Basic	$(0.01)	$(0.17)	NM
Diluted	$(0.01)	$(0.17)	NM
Shares used for computation:
Basic	57,712,097	46,806,317	23.3
Diluted	57,712,097	46,806,317	23.3

Page 6	Sun Country, Inc. d/b/a Sun Country Airlines®

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

(Unaudited)

	Twelve Months Ended Dec 31,
	2021	2020	% Change

Operating Revenues:
Scheduled Service	$279,377	$193,047	44.7
Charter Service	127,331	98,130	29.8
Ancillary	117,237	68,055	72.3
Passenger	523,945	359,232	45.9
Cargo	91,428	36,809	148.4
Other	7,642	5,445	40.3
Total Operating Revenue	623,015	401,486	55.2

Operating Expenses:
Aircraft Fuel	129,110	83,392	54.8
Salaries, Wages, and Benefits	178,207	141,641	25.8
Aircraft Rent	17,653	30,989	(43.0)
Maintenance	40,095	27,416	46.2
Sales and Marketing	22,060	16,570	33.1
Depreciation and Amortization	55,019	48,086	14.4
Ground Handling	26,981	20,596	31.0
Landing Fees and Airport Rent	40,726	31,256	30.3
Special Items, net	(65,456)	(64,563)	1.4
Other Operating, net	71,580	48,718	46.9
Total Operating Expenses	515,975	384,101	34.3
Operating Income	107,040	17,385	515.7

Non-operating Income (Expense):
Interest Income	85	377	(77.5)
Interest Expense	(26,326)	(22,073)	19.3
Other, net	14,624	(371)	NM
Total Non-operating Income (Expense), net	(11,617)	(22,067)	(47.4)

Income before Income Tax	95,423	(4,682)	NM
Income Tax Expense (Benefit)	17,953	(778)	NM
Net Income (Loss)	$77,470	$(3,904)	NM

Net Income (Loss) per share to common stockholders:
Basic	$1.40	$(0.08)	NM
Diluted	$1.31	$(0.08)	NM
Shares used for computation:
Basic	55,182,811	46,806,042	17.9
Diluted	59,324,040	46,806,042	26.7

Page 7	Sun Country, Inc. d/b/a Sun Country Airlines®

Key Operating Statistics

The following table presents key operating statistics and metrics for the three months ended December 31, 2021.

	Three Months Ended Dec 31,
	2021	2020	% Change
Scheduled service statistics:
Revenue passenger miles (RPMs) – thousands	912,238	529,747	72.2
Available seat miles (ASMs) – thousands	1,190,868	876,634	35.8
Load factor	76.6%	60.4%	16.2 pts
Revenue passengers carried	694,965	405,495	71.4
Departures	4,929	3,571	38.0
Block hours	16,164	11,571	39.7
Scheduled service TRASM(1) - cents	9.27	5.86	58.3
Average base fare per passenger	$111.48	$83.81	33.0
Ancillary revenue per passenger	$44.05	$38.97	13.0
Fuel gallons - thousands	12,386	8,587	44.2

Charter statistics:
Departures	2,057	2,101	(2.1)
Block hours	4,145	4,259	(2.7)
Available seats miles (ASMs) - thousands	257,250	279,571	(8.0)
Fuel gallons - thousands	2,990	3,076	(2.8)

Cargo statistics:
Departures	3,066	2,411	27.2
Block hours	8,962	7,604	17.9

Total system statistics:
Average passenger aircraft	34.0	31.0	9.7
Passenger aircraft – end of period	36	31	16.1
Cargo aircraft – end of period	12	12	0.0
Available seat miles (ASMs) – thousands	1,457,855	1,161,953	25.5
Departures	10,121	8,122	24.6
Block hours	29,458	23,542	25.1
Daily utilization – hours	6.6	5.6	17.3
Average stage length – miles	1,138	1,109	2.6
Total revenue per ASM (TRASM)(2) - cents	10.23	7.62	34.4
Cost per ASM (CASM) - cents	11.09	9.66	14.8
Adjusted CASM - cents	6.91	7.07	(2.2)
Fuel gallons - thousands	15,470	11,724	32.0
Fuel cost per gallon, excluding derivatives	$2.49	$1.49	67.0
Employees at end of period	2,181	1,699	28.4

1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs

2 – Total system TRASM = total revenue – cargo revenue / system ASMs

Page 8	Sun Country, Inc. d/b/a Sun Country Airlines®

The following table presents key operating statistics and metrics for the twelve months ended December 31, 2021.

	Twelve Months Ended Dec 31,
	2021	2020	% Change
Scheduled service statistics:
Revenue passenger miles (RPMs) – thousands	3,618,208	2,250,974	60.7
Available seat miles (ASMs) – thousands	4,844,203	3,466,240	39.8
Load factor	74.7%	64.9%	9.8 pts
Revenue passengers carried	2,733,364	1,679,242	62.8
Departures	19,706	14,117	39.6
Block hours	64,584	45,988	40.4
Scheduled service TRASM(1) - cents	8.35	7.69	8.5
Average base fare per passenger	$102.21	$114.96	(11.1)
Ancillary revenue per passenger	$42.89	$40.53	5.8
Fuel gallons - thousands	49,685	34,769	42.9

Charter statistics:
Departures	7,093	5,581	27.1
Block hours	14,967	12,113	23.6
Available seats miles (ASMs) - thousands	951,086	819,855	16.0
Fuel gallons - thousands	10,729	8,820	21.6

Cargo statistics:
Departures	11,295	4,642	143.3
Block hours	33,934	13,847	145.1

Total system statistics:
Average passenger aircraft	32.2	31.3	3.1
Passenger aircraft – end of period	36	31	16.1
Cargo aircraft – end of period	12	12	0.0
Available seat miles (ASMs) – thousands	5,826,827	4,311,142	35.2
Departures	38,317	24,518	56.3
Block hours	114,106	72,424	57.6
Daily utilization – hours	6.8	5.1	33.1
Average stage length – miles	1,183	1,179	0.4
Total revenue per ASM (TRASM)(2) - cents	9.12	8.46	7.9
Cost per ASM (CASM) - cents	8.86	8.91	(0.6)
Adjusted CASM - cents	6.44	7.57	(14.9)
Fuel gallons - thousands	60,739	43,844	38.5
Fuel cost per gallon, excluding derivatives	$2.19	$1.58	38.0
Employees at end of period	2,181	1,699	28.4

1 – Scheduled service TRASM = scheduled service revenue + ancillary revenue + other revenue / scheduled service ASMs

2 – Total system TRASM = total revenue – cargo revenue / system ASMs

Page 9	Sun Country, Inc. d/b/a Sun Country Airlines®

summary balance sheet
(Dollars in millions)

(Unaudited – amounts may not recalculate due to rounding)

	12/31/2021	12/31/2020	% Change
Cash and cash equivalents	$309.3	$62.0	398.9
Other current assets	66.1	64.7	2.2
Total current assets	375.4	126.7	196.3
Total property & equipment, net	573.6	414.5	38.4
Other	427.6	512.0	(16.5)
Total assets	1,376.6	1,053.3	30.7

Air traffic liabilities	118.6	101.1	17.3
Current finance lease obligations	11.7	11.5	1.7
Current operating lease obligations	17.2	34.5	(50.1)
Current maturities of long-term debt	29.4	26.1	12.6
Other current liabilities	104.8	80.5	34.7
Total current liabilities	281.7	253.7	12.5
Finance lease obligations	180.5	95.7	88.6
Operating lease obligations	58.8	112.7	(47.8)
Long-term debt	248.0	256.3	(3.2)
Income tax receivable agreement	98.8	0	NM
Other	22.0	51.1	(64.4)
Total liabilities	889.8	769.5	15.6

Total stockholders equity	$486.8	$283.8	71.5

summary cash flow
(Dollars in millions)

(Unaudited - amounts may not recalculate due to rounding)

	Twelve Months Ended Dec 31,
	2021	2020	% Change
Net cash provided by operating activities	$152.0	$0.4	NM

Purchases of property & equipment	(116.3)	(96.3)	20.8
Other	(0.7)	0.3	NM
Net cash used in investing activities	(117.0)	(96.0)	21.9

Cash received from stock offering	235.9	0.0	NM
Proceeds from borrowing	80.5	265.3	(69.7)
Repayment of finance lease obligations	(11.9)	(89.7)	(86.7)
Repayment of borrowings	(85.4)	(69.9)	22.2
Other	(6.7)	(4.2)	59.5
Net cash provided by financing activities	212.4	101.5	109.3

Change in cash	247.4	5.9	NM
Cash and equivalents and restricted cash – beginning of the period	70.4	64.5	9.1
Cash and equivalents and restricted cash – end of the period	$317.8	$70.4	351.4

Page 10	Sun Country, Inc. d/b/a Sun Country Airlines®

Calculation of Special Items

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables lists the items that are included as Special Items, net.

	Three Months Ended Dec 31,
	2021	2020
CARES Act employee retention credit (1)	$—	$(0.2)
Total special items, net	$—	$(0.2)

(1)	The CARES Act Employee Retention credit relates to a refundable tax credit against certain employee taxes.

	Twelve Months Ended Dec 31,
	2021	2020
CARES Act grant recognition (1)	$(71.6)	$(62.3)
CARES Act employee retention credit (2)	(0.8)	(2.3)
Aircraft lease buy-out expense (3)	7.0	—
Other	—	—
Total special items, net	$(65.5)	$(64.6)

(1)	The CARES Act grant recognition relates to grants received under the Payroll Support Program
(2)	The CARES Act Employee Retention credit relates to a refundable tax credit against certain employment taxes.
(3)	Six aircraft were purchased in 2021 that were previously under operating leases. Aircraft lease buy-out expense represents the net impact of the transactions, including the associated lease termination costs, write-off of previously capitalized maintenance deposits, and the write-off of over-market liabilities

Page 11	Sun Country, Inc. d/b/a Sun Country Airlines®

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, and Adjusted Net Income are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of operating income and net income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry. Adjusted EBITDAR and Adjusted EBITDAR Margin is a non-GAAP measure included as supplemental disclosure because we believe it is a valuation measure commonly used by investors, securities analysts and other interested parties in the industry to compare airline companies and derive valuation estimates without consideration of airline capital structure or aircraft ownership methodology. We believe that while items excluded from Adjusted EBITDAR and Adjusted EBITDAR Margin may be recurring in nature and should not be disregarded in evaluation of our earnings performance, Adjusted EBITDAR and Adjusted EBITDAR Margin is useful because its calculation isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by finance lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different companies for reasons unrelated to overall operating performance. Adjusted EBITDAR and Adjusted EBITDAR Margin should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate our business. We have historically incurred substantial rent expense due to our legacy fleet of operating leased aircraft, which are currently being transitioned to owned and finance leased aircraft.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin have limitations as analytical tools. Some of the limitations applicable to these measures include: Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect changes in, or cash requirements for, our working capital needs; they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDAR and Adjusted EBITDAR Margin does not reflect any cash requirements for such replacements; and other companies in our industry may calculate Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

As derivations of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income

Page 12	Sun Country, Inc. d/b/a Sun Country Airlines®

Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, each of Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted EBITDAR and Adjusted EBITDAR Margin has significant limitations which affect its use as an indicator of our profitability and valuation. Accordingly, you are cautioned not to place undue reliance on this information.

Page 13	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Operating Income (Loss) to GAAP Operating Income (Loss)

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted operating income (loss) to GAAP operating income (loss).

	Three Months Ended Dec 31,
	2021	2020
Operating revenue	$172.6	$107.8
Operating income (loss)	10.9	(4.4)
Special items, net (1)	—	(0.2)
Stock compensation expense	1.0	0.9
Voluntary leave expense (2)	—	0.5
Other adjustments(3)	3.0	—
Adjusted operating income (loss)	$14.8	$(3.4)
Operating income (loss) margin	6.3%	(4.1%)
Adjusted operating income (loss) margin	8.6%	(3.1%)

(1)	See special items table above for more details
(2)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(3)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Reconciliation of Adjusted Operating Income (Loss) to GAAP Operating Income

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted operating income (loss) to GAAP operating income.

	Twelve Months Ended Dec 31,
	2021	2020
Operating revenue	$623.0	$401.5
Operating income	107.0	17.4
Special items, net (1)	(65.5)	(64.6)
Stock compensation expense	5.6	2.1
Voluntary leave expense (3)	—	4.9
Other adjustments(4)	3.0	—
Tax receivable agreement expense(2)	0.3	—
Adjusted operating income (loss)	$50.5	$(40.2)
Operating income margin	17.2%	4.3%
Adjusted operating income (loss) margin	8.1%	(10.0%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(4)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Page 14	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Income Before Income (Loss)Tax to GAAP Income (Loss) Before Income Tax

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted income (loss) before income tax to GAAP income (loss) before income tax.

	Three Months Ended Dec 31,
	2021	2020
Net loss	$(0.6)	$(8.0)
Add: Provision for income tax expense (benefit)	0.8	(2.2)
Income (loss) before income tax, as reported	0.2	(10.3)
Pre-tax margin	0.1%	(9.5%)

Special items, net (1)	—	(0.2)
Stock compensation expense	1.0	0.9
Voluntary leave expense (2)	—	0.5
Secondary offering related expense	0.5	—
Tax receivable agreement adjustment (3)	3.4	—
Other adjustments(4)	3.0	—
Adjusted income (loss) before income tax	$8.0	$(9.2)
Adjusted Pre-tax margin	4.7%	(8.5%)

(1)	See special items table above for more details
(2)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating Income (Expense)
(4)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Page 15	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Income (Loss) Before Income Tax to GAAP Income (Loss) Before Income Tax

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted income (loss) before income tax to GAAP income (loss) before income tax.

	Twelve Months Ended Dec 31,
	2021	2020
Net income (loss)	$77.5	$(3.9)
Add: Provision for income tax expense (benefit)	18.0	(0.8)
Income (loss) before income tax, as reported	95.4	(4.7)
Pre-tax margin	15.3%	(1.2%)

Special items, net (1)	(65.5)	(64.6)
Stock compensation expense	5.6	2.1
Loss on asset transactions, net	—	0.4
Early pay-off of US Treasury loan	0.8	—
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(16.4)	—
Loss on refinancing credit facility	0.4	—
Voluntary leave expense (4)	—	4.9
Secondary offering related expense	1.8	—
Other adjustments(5)	3.0	—
Adjusted income (loss) before income tax	$25.4	$(61.8)
Adjusted Pre-tax margin	4.1%	(15.4%)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating Income (Expense)
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Page 16	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Net Income (Loss) and Adjusted Earnings per Share to GAAP Net Loss

Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted net income (loss) and adjusted earnings per share to GAAP net loss.

	Three Months Ended Dec 31,
	2021	2020
Net loss	$(0.6)	$(8.0)
Net loss per share – diluted	$(0.01)	$(0.17)

Special items, net (1)	—	(0.2)
Stock compensation expense	1.0	0.9
Voluntary leave expense (2)	—	0.5
Secondary offering costs	0.5	—
Tax receivable agreement adjustment (3)	3.4	—
Other adjustments(4)	3.0	—
Income tax effect of adjusting items, net (5)	(1.0)	(0.3)
Adjusted net income (loss)	$6.2	$(7.2)
Diluted share count	61.9	46.8
Adjusted net income (loss) per share - diluted	$0.10	$(0.15)

(1)	See special items table above for more details
(2)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating Income (Expense)
(4)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(5)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the applicable period

Page 17	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted Net Income (Loss) and Adjusted Earnings per Share to GAAP Net Income (Loss)

Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of adjusted net income (loss) and adjusted earnings per share to GAAP net income (loss).

	Twelve Months Ended Dec 31,
	2021	2020
Net income (loss)	$77.5	$(3.9)
Net income (loss) per share – diluted	$1.31	$(0.08)

Special items, net (1)	(65.5)	(64.6)
Stock compensation expense	5.6	2.1
Loss on asset transactions, net	—	0.4
Early pay-off of US Treasury loan	0.8	—
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(16.4)	—
Loss on refinancing credit facility	0.4	—
Voluntary leave expense (4)	—	4.9
Secondary offering costs	1.8	—
Other adjustments(5)	3.0	—
Income tax effect of adjusting items, net (6)	12.3	13.1
Adjusted net income (loss)	$19.8	$(47.9)
Diluted share count	59.3	46.8
Adjusted net income (loss) per share - diluted	$0.33	$(1.02)

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating Income (Expense)
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract
(6)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the applicable period

Page 18	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted EBITDAR to GAAP Net Loss

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables present the reconciliation of net loss to Adjusted EBITDAR for the periods presented below.

	Three Months Ended Dec 31,
	2021	2020
Net loss	$(0.6)	$(8.0)
Special items, net (1)	—	(0.2)
Interest expense	6.8	5.9
Stock compensation expense	1.0	0.9
Voluntary leave expense (2)	—	0.5
Secondary offering costs	0.5	—
Tax receivable agreement adjustment (3)	3.4	—
Other adjustments(4)	3.0	—
Provision for income taxes	0.8	(2.2)
Depreciation and amortization	14.9	12.5
Aircraft rent	4.3	7.6
Adjusted EBITDAR	$34.1	$16.7
Adjusted EBITDAR margin	19.7%	15.5%

(1)	See special items table above for more details
(2)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating Income (Expense)
(4)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Page 19	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of Adjusted EBITDAR to GAAP Net Income (Loss)

Dollars in millions – Unaudited - amounts may not recalculate due to rounding

The following tables present the reconciliation of net income (loss) to Adjusted EBITDAR for the periods presented below.

	Twelve Months Ended Dec 31,
	2021	2020
Net income (loss)	$77.5	$(3.9)
Special items, net (1)	(65.5)	(64.6)
Loss on asset transactions, net	—	0.4
Interest expense	26.3	22.1
Stock compensation expense	5.6	2.1
Tax receivable agreement expense (2)	0.3	—
Tax receivable agreement adjustment (3)	(16.4)	—
Interest income	(0.1)	(0.4)
Voluntary leave expense (4)	—	4.9
Secondary offering costs	1.8	—
Other adjustments(5)	3.0	—
Provision for income taxes	18.0	(0.8)
Depreciation and amortization	55.0	48.1
Aircraft rent	17.7	31.0
Adjusted EBITDAR	$123.1	$38.9
Adjusted EBITDAR margin	19.8%	9.7%

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement (“TRA”) with our pre-IPO stockholders
(3)	This represents the adjustment to the TRA for the period, which is recorded in Non-operating Income (Expense)
(4)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(5)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Page 20	Sun Country, Inc. d/b/a Sun Country Airlines®

Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations (starting in 2020 when we launched our cargo operations), stock based compensation, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors. Adjusted CASM excludes fuel costs. By excluding volatile fuel expenses that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft costs and maintenance costs, and productivity, which are more controllable by management. Adjusted CASM also excludes special items and other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period. As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the foregoing reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Page 21	Sun Country, Inc. d/b/a Sun Country Airlines®

Reconciliation of CASM to Adjusted CASM

Amounts may not recalculate due to rounding, dollar amounts in millions

The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended Dec 31,
	2021		2020
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$161.7	11.09	$112.2	9.66
Less:
Aircraft fuel	38.5	2.64	14.0	1.21
Stock compensation expense	1.0	0.07	0.9	0.07
Special items, net (1)	—	0.0	(0.2)	(0.02)
Voluntary leave expense (2)	—	0.0	0.5	0.04
Other adjustments(3)	3.0	0.21	—	—
Cargo expenses, not already adjusted above	18.3	1.25	14.9	1.28
Sun Country Vacations	0.2	0.01	0.1	0.01
Adjusted CASM	$100.7	6.91	$82.1	7.07
Available seat miles (ASMs) - mm	1,457.9		1,162.0

(1)	See special items table above for more details
(2)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(3)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Reconciliation of CASM to Adjusted CASM

amounts may not recalculate due to rounding, dollar amounts in millions

The following table presents the reconciliation of CASM to Adjusted CASM.

	Twelve Months Ended Dec 31,
	2021		2020
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$516.0	8.86	$384.1	8.91
Less:
Aircraft fuel	129.1	2.22	83.4	1.93
Stock compensation expense	5.6	0.10	2.1	0.05
Special items, net (1)	(65.5)	(1.12)	(64.6)	(1.50)
Tax receivable agreement expense(2)	0.3	0.01	—	0.00
Voluntary leave expense (3)	—	0.00	4.9	0.11
Other adjustments(4)	3.0	0.05	—	—
Cargo expenses, not already adjusted above	67.2	1.15	31.4	0.73
Sun Country Vacations	0.8	0.01	0.6	0.01
Adjusted CASM	$375.4	6.44	$326.3	7.57
Available seat miles (ASMs) - mm	5,826.8		4,311.1

(1)	See special items table above for more details
(2)	This represents the one-time costs to establish the Tax Receivable Agreement with our pre-IPO stockholders
(3)	This represents expenses related to a voluntary employee leave program in response to the COVID-19 pandemic, a portion of which is offset by the CARES Act Payroll Support Program as the benefit of this program is also adjusted as a component of Special Items, net
(4)	Other adjustments include an adjustment to record the impact on pilot vacation pay resulting from the new pilot labor contract

Page 22	Sun Country, Inc. d/b/a Sun Country Airlines®